LOAN NUMBER 6 100 405


                             CONSOLIDATED, MODIFIED, RENEWED
                              AND RESTATED PROMISSORY NOTE


        THIS CONSOLIDATED, MODIFIED, RENEWED AND RESTATED PROMISSORY NOTE is made this ____ day of December, 1993, to be effective as of and from the ____ day of December, 1993, by WEST DADE COUNTY ASSOCIATES, a Florida general partnership having offices in care of The Edward J. DeBartolo Corporation, 7620 Market Street, Youngstown, Ohio 44513-6085 ("Borrower"), unto THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having offices at One Ravinia Drive, Suite 1400, Atlanta, Georgia 30346 ("Lender") pursuant to an Agreement of Consolidation, Modification, Renewal and Restatement by and between Borrower and Lender of even date herewith.

                                     RECITALS:

        A. Lender is now the owner and holder of a Mortgage Note dated January 27, 1981 from Borrower to Mellon Bank, N.A. ("Mellon") in the face amount of THIRTY-EIGHT MILLION AND NO/100THS DOLLARS ($38,000,000.00), the Mortgage Note dated November 29, 1982 from Borrower to Mellon in the face amount of FIVE MILLION EIGHT HUNDRED THOUSAND AND NO/100THS DOLLARS ($5,800,000.00), the Note Extension Agreement dated January 27, 1984 by and between Borrower and Mellon extending the term of the aforedescribed two Notes, the Mortgage Note dated March 28, 1985 from Borrower to Teachers Insurance and Annuity Association ("Teachers") in the face amount of SEVEN MILLION SIX HUNDRED TWENTY-TWO THOUSAND NINE HUNDRED THIRTY-EIGHT AND 11/100THS DOLLARS ($7,622,938.11), and a Consolidating Note Agreement dated March 28, 1985 between Borrower and Teachers; all of which, on even date herewith, was assigned from Teachers to Lender (collectively referred to as the "Prior Note").

        B. As of the date hereof, the outstanding principal balance of the Prior Note is FORTY-FOUR MILLION SEVEN HUNDRED EIGHTY-FIVE THOUSAND SEVEN HUNDRED TEN AND 39/100THS DOLLARS ($44,785,710.39).

        C. Lender is now the owner and holder of a certain Mortgage and Security Agreement executed by Borrower to Mellon dated January 27, 1981 and recorded on January 30, 1981 in the Official Records Book 11001, Page 1488, Public Records of Dade County, Florida, and a Supplement to Mortgage and Security Agreement by and between Borrower and Mellon dated November 29, 1982 and recorded December 2, 1992 in the Official Records Book 11629, Page 2341, Public Records of Dade County, Florida, all of the foregoing being assigned by Mellon to Teachers by Assignment of Mortgage and Security Agreement from Mellon to Teachers dated March 22, 1985, and recorded March 29, 1989 in the Official Records Book 12460, Page 3210, Public Records of Dade County, Florida, and by an instrument of assignment from Mellon to Teachers dated March 22, 1985, and recorded March 29, 1985 in the Official Records Book 12460, Page 3213, Public Records of Dade County, Florida, a Mortgage Deed from Borrower to Teachers dated March 28, 1985 and recorded March 29, 1985 in the Official Records Book 12460, Page 3307, Public Records of Dade County, Florida, a Consolidation, Modification and Extension Agreement by and between Borrower and Teachers dated March 28, 1985 and recorded March 29, 1985 in the Official Records Book 12460, Page 3257, Public Records of Dade County, Florida, a Partial Release, Spreader and Modification Agreement; all of which on even date herewith, were assigned from Teachers to Lender (collectively, the "Prior Security Instrument").

        D. Pursuant to an Agreement of Consolidation, Modification, Renewal and Restatement between Borrower and Lender of even date herewith, Borrower has agreed to execute and deliver and Lender has agreed to accept (i) a Future Advance Note in the amount of $2,714,289.61 from Borrower to Lender of even date herewith; (ii) a Modification, Renewal and Restatement of Mortgage and Security Agreement by Borrower to Lender of even date herewith; and (iii) this Consolidated, Modified, Renewed and Restated Note executed by Borrower to Lender in the principal amount of $47,500,000.00, which consolidates, modifies, renews and restates said Future Advance Note and the Prior Note.

        NOW, THEREFORE, for and in consideration of the sum of Ten and no/100 Dollars and other good and valuable consideration, the receipt of which is hereby acknowledged, the Prior Note and Future Advance Note are hereby consolidated and are hereby modified, renewed and restated in their entirety to read as follows:

                                 [CONTINUED ON NEXT PAGE]

                                                   LOAN NO. 6  100  405



                                 CONSOLIDATED, MODIFIED,
                                   RENEWED AND RESTATED
                                     PROMISSORY NOTE

$47,500,000.00



                      December __, 1993


        FOR VALUE RECEIVED, the undersigned, WEST DADE COUNTY ASSOCIATES, a Florida general partnership, having offices in care of The Edward J. DeBartolo Corporation, 7620 Market Street, Youngstown, Ohio 44513-6085 ("Borrower") promises to pay to the order of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Lender"), (Lender and its successors and assigns who become holders of this Note are hereinafter collectively referred to as "Holder"), by Federal wire transfer to Holder at Morgan Guaranty Trust Company (ABA # 0210 00 238), 23 Wall Street, New York, New York 10019, Account No. 05054493, referencing Loan No. 6 100 405, or at such other place or manner as Holder may from time to time designate, the principal sum of FORTY-SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($47,500,000.00), or so much thereof as may be advanced by Holder to Borrower, together with interest on the Principal Balance from the date hereof until paid at the rates provided herein.

        1. Definitions. For the purpose of this Note, the following terms shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Security Instrument.

                      "Acceleration Notice" shall have the meaning set forth in Paragraph 5.1 of this Note.

                      "DeBartolo" means DeBartolo, Inc.

                      "DeBartolo CAP" shall have the meaning set forth in Paragraph 18 of this Note.

                      "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

                      "DRC" means DeBartolo Realty Corporation, an Ohio corporation.

                      "DRPLP" means DeBartolo Realty Partnership, L.P. , a Delaware limited partnership.

                      "DeBartolo Loan Parties" shall have the meaning set forth in Paragraph 18 of this Note.

                      "Exculpated Parties" shall have the meaning set forth in Paragraph 18 of this Note.

                                          "Interest Rate" means a rate of
interest per annum of six and ninety-one hundredths percent (6.91%).

                      "JMB Cap" shall have the meaning set forth in Paragraph 18 of this Note.

                      "JMB Loan Parties" shall have the meaning set forth in Paragraph 18 of this Note.

                      "Loan Documents" means this Note, the Security Instrument, the Modified and Restated Assignment of Lessor's Interest in Leases, the Agreement of Consolidation, Modification, Renewal and Restatement, the Hazardous Substance Remediation and Indemnification Agreement between Borrower, the Other Loan Parties and Lender of even date herewith, the Other Loan Party Agreement by and between the Other Loan Parties and Lender of even date herewith and all other documents now or hereafter governing, securing or evidencing the Indebtedness (as such term is defined in the Security Instrument).

                      "Loan" means the loan evidenced by this Note.

                      "Maturity" shall mean the Maturity Date or such earlier date as the entire principal balance of the Note may be due and payable by acceleration by the Holder as provided in this Note.

                      "Maturity Date" means the ____ day of December, 2003.

                      "Maximum Rate" shall have the meaning set forth in Paragraph 15 of this Note.

                      "Monthly Due Date" means the 10th day of each calendar month during the term of the Loan.

                      "Monthly Late Charge" means a late charge equal to four percent (4%) of the monthly interest payment or monthly principal and interest payment.

                      "Other Loan Party" means any one of the Other Loan
Parties.

                      "Other Loan Parties" shall have the meaning set forth in the Security Instrument.

                      "Per Diem Late Charge" means a late charge of $1,000.00 per day.

                      "Prepayment Date" means any date, prior to the Maturity Date, upon which all or any portion of the Principal Balance is prepaid.

                      "Prepayment Premium" shall have the meaning set forth in Paragraph 6.2 of this Note.

                      "Present Value of the Loan" shall be determined by discounting all scheduled payments of principal and interest, remaining to the Maturity Date with respect to the amount being prepaid, at the Discount Rate. If prepayment occurs on a date other than a regularly scheduled payment date, the actual number of days remaining from the Prepayment Date to the next regularly scheduled payment date will be used to discount within this period.

                      "Principal Balance" means the outstanding principal balance of this Note from time to time outstanding.

                      "Real Estate Security" means the Land, as defined in the Security Instrument, the Improvements, as defined in the Security Instrument, all rents, issues, profits and proceeds therefrom, together with any interest in any ingress or egress easements, the developer's interest in the COREA, as defined in the Security Instrument, or other appurtenances, easements or Borrower's real property rights or interests relating thereto.

                      "Secondary Interest Rate" means a rate of interest per annum equal to the lesser of (1) the maximum rate allowed by the law or (2) the rate which is the greater of (i) a per annum rate equal to four percent (4%) over the Interest Rate or (ii) a per annum rate equal to four percent (4%) over the prime rate (for corporate loans at large United States money center commercial banks) published in the Wall Street Journal on the first business day of each month in which such default occurs or continues.

                      "Security Instrument" means that certain Modification, Renewal and Restatement of Mortgage and Security Agreement of even date herewith, executed by Borrower for the benefit of Holder as security for repayment of this Note.

                      "Treasury Rate" means the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of the Loan for the week prior to the Prepayment Date, as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates, conclusively (without manifest error) determined by Holder on the Prepayment Date. The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. In the event Release H.15 is no longer published, Holder shall select a comparable publication to determine the Treasury Rate.

        2.    Payments.

                      2.1 Principal and interest hereunder shall be payable by Borrower to Holder as follows:

                      (i) Interest only, in arrears, from the date of the Note through the 10th day of January, 1994 payable on the 10th day of January, 1994; said payment being an adjusted payment;

                      (ii) Monthly installments of interest only, in arrears, in the amount of Two Hundred Seventy-Three Thousand Five Hundred Twenty and 83/100ths Dollars ($273,520.83) each shall be due and paid commencing the 10th day of February, 1994 and continuing on the 10th day of each succeeding consecutive month thereafter through and including the ____ day of December, 1996;

                      (iii) Monthly installments of principal and interest in the amount of Three Hundred Thirteen Thousand One Hundred Fifty-Two and 84/100ths Dollars ($313,152.84) each shall be due and paid commencing the 10th day of January 1997 and continuing on the 10th day of each succeeding consecutive month thereafter until the Maturity Date; and

                      (iv) In any event, the entire unpaid balance of principal and accrued interest shall be due and payable on the Maturity Date. For any partial month, interest payments due under this Note shall be computed by dividing the actual number of days the Loan is outstanding by three hundred and sixty-five (365) days multiplied by the Principal Balance multiplied by the Interest Rate or Secondary Interest Rate, as the case may be.

                      2.2 Until directed otherwise in writing by Holder, all payments of principal, interest, and Prepayment Premium, if any, made under this Note shall be made by electronic funds transfer from a bank account established and maintained by Borrower for this purpose. Borrower covenants and agrees to so establish and maintain such an account with a depository satisfactory to Holder in Holder's reasonable discretion, and to direct the depository in writing to transfer such payments on their respective due dates to the account of Holder maintained at such depository as Holder and Borrower shall designate. Holder shall have the right, after thirty (30) days written notice to Borrower, to require Borrower to use a different depository or to select a different depository for Holder's account, if applicable as reasonably approved by Borrower. All costs of establishing and maintaining such accounts and all costs of such electronic funds transfers shall be paid by Borrower. Prior to each payment due date, Borrower shall deposit and/or maintain sufficient funds in Borrower's account to cover each debit entry.

                      2.3 THIS LOAN IS PAYABLE IN FULL ON THE ____ DAY OF DECEMBER, 2003. ON SAID MATURITY DATE YOU MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE. THE PAYEE IS UNDER NO OBLIGATION TO RENEW, EXTEND OR REFINANCE THE LOAN AT THAT TIME. YOU WILL THEREFORE BE REQUIRED TO MAKE PAYMENT OUT OF THE COLLATERAL AND OTHER ASSETS YOU OWN ON THE MATURITY DATE UNLESS YOU FIND ANOTHER LENDER WHICH FUNDS AN AMOUNT SUFFICIENT TO ALLOW YOU TO PAY OFF THIS LOAN ON THE MATURITY DATE.

                      2.4If the date for any payment hereunder falls on a day which is not a Business Day, then for all purposes hereof the same shall be deemed to have fallen on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest hereunder.

        3. Treatment of Payments. All payments due under this Note shall be made without setoff, counterclaim, or deduction. Payments from Borrower to Holder under this Note shall be applied first to any expense reimbursements provided for under the Loan Documents as constituting additional indebtedness of Borrower to Holder, then to any accrued and unpaid Late Charges under this Note, then to accrued and unpaid interest under this Note and the balance to the Principal Balance and any Prepayment Premium due thereon.

        4.   Late Charges.
                      4.1 If any monthly interest payment or monthly principal and interest payment is not paid in full on or before the Monthly Due Date for such payment, then a Per Diem Late Charge shall be assessed for each day that such payment is not paid from (and including) the first day after such Monthly Due Date to (and including) the date upon which such payment is made; provided, however, that if any such monthly interest payment or monthly principal and interest payment, together with all accrued Per Diem Late Charges, is not paid in full on or before the fifteenth day immediately following such Monthly Due Date for such payment, the Monthly Late Charge shall be deemed to be immediately assessed and shall be immediately due and payable as to such payment. The Monthly Late Charge shall be payable in lieu of and not in addition to any Per Diem Late Charges that shall have accrued during the two-week period immediately preceding the assessment of the Monthly Late Charge. Borrower acknowledges and agrees that its failure to make timely payments will result in Holder incurring additional expense in servicing the Loan, and that it is extremely difficult and impractical to ascertain the extent of such damages, and that the Per Diem Late Charge and Monthly Late Charge represent a fair and reasonable estimate, considering all of the circumstances existing on the date of the execution of this Note, of the costs that Holder will incur by reason of any such late payments. Acceptance of any Per Diem Late Charge and Monthly Late Charge shall not constitute a waiver of the default with respect to the late payment, and shall not prevent Holder from exercising any of the other rights or remedies available hereunder or at law or in equity.

                      4.2The foregoing Per Diem Late Charge and Monthly Late Charge obligations shall not be assessed or imposed, and payments due under this Note shall not be deemed delinquent due to delays attributable to acts or causes directly related to the Electronic Fund Transfer System and beyond the control of Borrower.

        5.   Event of Default and Secondary Interest.

                      5.1 The occurrence of an "Event of Default" under any Loan Document shall constitute an Event of Default under this Note. Upon the occurrence of an Event of Default, Holder, at its option, may declare the Principal Balance together with all unpaid accrued interest, any Prepayment Premium and any other accrued and unpaid sums evidenced or secured by this Note or any Loan Document, to be immediately due and payable, without further presentment, demand, protest or notice of any kind, by so notifying Borrower in writing ("Acceleration Notice").

                      5.2 Borrower agrees that from and after the delivery of an Acceleration Notice pursuant to Paragraph 5.1 of this Note, interest shall accrue on the Indebtedness at the Secondary Interest Rate.

        6.   Prepayment.

                      6.1 Subject to payment of the premium referred to below (unless any term or provision of a Loan Document expressly provides otherwise) and all accrued interest and other sums due under the Loan, if any, Borrower shall have the right to prepay all or part of the outstanding principal balance of the Loan on any date, upon giving not less than thirty (30) days prior written notice to Holder of its intention to prepay.

                      6.2 Except as to prepayments within ninety (90) days prior to the maturity of the Loan while there is no default by Borrower under the Loan Documents which has not been cured during any applicable grace, notice and cure periods prior to an acceleration by Holder (in which case the Prepayment Premium shall not be applicable), if the Loan is prepaid for any reason, whether voluntarily or involuntarily, or after acceleration by Holder upon a default by Borrower under the Loan Documents which has not been cured during any applicable grace, notice and cure periods, Borrower shall pay a prepayment premium ("Prepayment Premium") equal to the greater of (1) or (2) where:

        (1) is the product of (a) 1% of the principal amount of the Loan being prepaid multiplied by (b) the quotient of (i) the number of full months remaining to maturity of the Loan as of the Prepayment Date divided by (ii) the number of full months comprising the term of the

        Loan; and,

        (2)   is an amount equal to the Present Value of the Loan less the amount of principal being prepaid including accrued interest, if any, calculated as of the Prepayment Date.

Holder shall notify Borrower of the amount and basis of determination of the Prepayment Premium. On or before the Prepayment Date, Borrower shall pay to Holder the Prepayment Premium together with the amount of the principal being prepaid and all accrued interest and other sums due under the Loan. Holder shall not be obligated to accept any prepayment of the principal balance of the Loan unless such prepayment is accompanied by the Prepayment Premium and all accrued interest and other sums due under the Loan.

        7. Security. This Note is secured, among other security, by the Security Instrument and the other Loan Documents, which contain provisions for the acceleration of the maturity of this Note upon the occurrence of certain described events.

        8. Holder's Rights; No Waiver by Holder. The rights, powers and remedies of Holder under this Note shall be in addition to all rights, powers and remedies given to Holder under the Loan Documents and any other agreement or document securing or evidencing the Indebtedness or by virtue of any statute or rule of law, including, but not limited to, the Florida Uniform Commercial Code. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently in Holder's sole discretion without impairing Holder's security interest, rights or available remedies. Subject to the provisions of Paragraph 9.34 of the Security Instrument, any forbearance, failure or delay by Holder in exercising any right, power or remedy shall not preclude further exercise thereof, and every right, power or remedy of Holder shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Holder. Borrower waives any right to require the Holder to proceed against any person or to exhaust any Property or to pursue any remedy in Holder's power.

                  9.   Borrower's Waivers.

                      9.1 Except as expressly provided for in the Loan Documents, Borrower and any endorsers of this Note, and each of them, hereby waive diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Note, whether made to or in favor of Borrower or any other person or persons. Borrower and any endorsers of this Note expressly waive all right to the benefit of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, extension, redemption, or appraisement now or hereafter provided by the Constitution and the laws of the United States and of any state thereof, as a defense to any demand against Borrower or any such endorsers, to the fullest extent permitted by law.

                      9.2  WAIVER OF TRIAL BY JURY.

                      BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY BORROWER OR HOLDER, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS NOTE, THE LOAN, THE LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER IN CONNECTION THEREWITH.

        10. Transfers by Holder. This Note or any interest in this Note and the Loan Documents may be hypothecated, transferred or assigned by Holder without the prior consent of Borrower; provided, however, that Holder upon the written request of Borrower made not more frequently than once during any calendar year shall disclose to Borrower the identity of all participants in the Loan and all assignees of the Loan.

        11. Amendment. This Note may be amended or modified only by an instrument in writing which by its express terms refers to this Note and which is duly executed by the party sought to be bound thereby.

        12. Successors and Assigns. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

        13. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida.

        14. Time. Time is of the essence with respect to each and every term and provision of this Note.

        15.   No Usury.     Under no circumstances shall the aggregate amount
paid or agreed to be paid hereunder exceed the highest lawful rate permitted under applicable usury law (the "Maximum Rate") and the payment obligations of Borrower under this Note are hereby limited accordingly. If under any circumstances, whether by reason of advancement or acceleration of the unpaid principal balance hereof or otherwise, the aggregate amounts paid on this Note shall include amounts which by law are deemed interest and which would exceed the Maximum Rate, Borrower stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Borrower and Holder, and the party receiving such excess payments shall promptly credit such excess (to the extent only of such interest payments in excess of the Maximum Rate) against the unpaid principal balance hereof (without payment of any prepayment penalty) and any portion of such excess payments not capable of being so credited shall be refunded to Borrower.

        16. Notices. All notices, consents and other communications required or permitted by this Note shall be in writing and shall be given in the manner set forth in the Security Instrument.

        17.   Attorneys' Fees.    The undersigned agrees to pay all costs,
including reasonable attorneys' fee and expenses, incurred by Holder in enforcing payment or collection of this Note or the terms of any Loan Document in accordance with the terms and provisions of the Loan Documents (as reasonably construed by Holder), whether or not suit is filed.

        18. Limitation on Personal Liability. Holder agrees, subject to the specific exceptions set forth below and not as to any Loan Document which expressly states it is not subject, in whole or in part, to this Limitation on Personal Liability provision (including, but not by way of limitation, the Hazardous Substances Remediation and Indemnification Agreement of even date herewith between Borrower, the Other Loan Parties and Lender and the Other Loan Party Agreement of even date herewith between the other Loan Parties and Lender), to the extent the provisions of any such Loan Document expressly provides that all or any part of this paragraph is not applicable to any such document, that in enforcing any obligations under the Loan Documents its sole recourse shall be limited to the collateral for the Loan and it will look solely and only to such collateral in enforcing any such obligations.
Further, subject to the specific exceptions set forth below and excluding any Loan Document which expressly states that it is not subject to this Limitation on Personal Liability provision to the extent the provisions of any such Loan Document expressly provides that all or any part of this paragraph is not applicable to any such document, neither Borrower, its partners nor any other Loan Party ("Exculpated Parties") shall have any personal liability under the Loan Documents, except that Borrower, its general partners (but not the partners of such parties unless they area also Other Loan Parties and/or any negative capital accounts of any partners not created for the purpose of evading liability hereunder), and the Other Loan Parties (but not the partners of such parties unless they are also Other Loan Parties and/or any negative capital accounts of any partners not created for the purpose of evading liability hereunder) shall be jointly and severally liable for the payment of taxes, assessments and utility charges with respect to the Real Estate Security or any part thereof which become due and payable prior to the earlier to occur of (x) the Holder taking possession of the Real Estate Security, the appointment of a receiver for the Real Estate Security or (z) the issuance of a certificate of title pursuant to a foreclosure sale of the Real Estate Security or upon Holder's acceptance of, in its sole discretion without regard to the Standard of Conduct, a deed-in-lieu of foreclosure and such joint and several liability as provided for under the ERISA paragraphs of the Security Instrument including the indemnification provisions thereof and for the Indemnity Obligations under and as defined in the Hazardous Substances Remediation and Indemnification Agreement of even date herewith between Borrower, the Other Loan Parties and Lender and for the obligations of the Other Loan Parties under the Other Loan Party Agreement of even date herewith by and between the Other Loan Parties and Lender. Without limitation on the foregoing and notwithstanding anything to the contrary herein, in no event shall any of the partners, officers, directors, employees, or shareholders of the Exculpated Parties have any personal liability under the Loan Documents (unless they are either an entity which is a general partner of Borrower or an entity which is an Other Loan Party) and any negative capital account of any partners not created for the purpose of evading liability hereunder, shall not be available as collateral to the Holder. Moreover, after written notice from Holder to the Exculpated Parties, the agreement not to pursue recourse liability SHALL BECOME NULL AND VOID and of no further force and effect as to Borrower, its general partners and the Other Loan Parties (but not the officers, directors, employees or shareholders of Borrower's general partners and of the Other Loan Parties, any partners of Borrower's general partners unless they are also Other Loan Parties and any partners of the Other Loan Parties unless they are also Other Loan Parties nor any negative capital account of any partner not created for the purpose of evading any liability hereunder) in the event:

        (a) of actionable fraud or intentional material misrepresentation in connection with the Loan not cured within thirty (30) days after written notice of the same from Holder to Borrower (but not in addition to any cure period applicable to any written notice of default by Holder to Borrower given under the Loan Documents based on such occurrences); or

        (b) of the misapplication of (i) proceeds paid under any insurance policies by reason of damage, loss or destruction affecting any portion of the collateral for the Loan (to the full extent of such proceeds that were misapplied) not cured within thirty (30) days after written notice of the same from Holder to Borrower (but not in addition to any cure period applicable to any written notice of default by Holder to Borrower given under the Loan Documents based on such occurrences) (ii) any proceeds or awards resulting from the condemnation of all or any part of the collateral for the Loan (to the full extent of such proceeds or awards that were misapplied) not cured within thirty (30) days after written notice of the same from Holder to Borrower (but not in addition to any cure period applicable to any written notice of default by Holder to Borrower given under the Loan Documents based on such occurrences) or (iii) rents received after receipt by Borrower of any notice to which Borrower may be entitled, if any, of default or of foreclosure or of exercise of other remedies by Holder upon a default by Borrower; or

        (c) of any tenant security deposits not turned over to Holder upon foreclosure or sale pursuant to power of sale if, at such time, there is a legal duty to return said tenant security deposit to the depositing tenant, now or in the future, under the provisions of any such tenant's lease or under Florida law; or

        (d) of any intentional waste of any part of the collateral for the Loan not cured within thirty (30) days after written notice of the same from Holder to Borrower (but not in addition to any cure period applicable to any written notice of default by Holder to Borrower given under the Loan Documents based on such occurrences).

The recourse liability resulting from (b), (c) and (d) above shall apply only to the extent of the lesser of (x) the amount involved in (b), (c), and (d) above, as applicable, and (y) the amount (the "Deficiency Amount"), if any, by which the sums owed under the Loan Documents exceed the fair market value of the collateral for the loan at the time of any foreclosure sale or deed in lieu of foreclosure as to said collateral.

The foregoing provisions shall not limit or diminish Holder's other rights and remedies with respect to the collateral for the loan under any provisions of the Loan Documents or at law and in equity, including, without limitation, the right to foreclose, nor shall such provisions limit or diminish Holder's rights and remedies under any provisions of the Loan Documents in seeking personal liability therefor as to any of the above specific exceptions to the Limitation on Personal Liability provisions or as to any Loan Document which expressly states it is not subject to the above Limitation on Personal Liability provisions.

Notwithstanding any term or provision contained herein or in the Loan Documents, the liability hereunder of Urban Shopping Centers, L.P., a Maryland limited partnership, JMB Income Properties, Ltd.-XIII, an Illinois limited partnership, and IDS/JMB Balanced Income Growth, Ltd., an Illinois limited partnership (collectively the "JMB Loan Parties") and each of them, jointly and severally among each other, shall not exceed fifty percent (50%) ("JMB Cap") of the total recourse dollar amount Holder would, but for the JMB Cap and DeBartolo Cap, be entitled to recover from all of the Other Loan Parties including the JMB Loan Parties plus interest on said amount at the Secondary Interest Rate, and reasonable out-of-pocket costs of enforcement and reasonable attorneys fees in recovering the same less any amounts realized by Holder from Borrower, all of the Other Loan Parties and the collateral for the Loan (but not from the DeBartolo Loan Parties) in excess of the total nonrecourse dollar amount owed to Holder with no obligation to proceed against any of them. In no event however, should Holder collect more than one hundred percent (100%) of the sums due hereunder. The liability of DeBartolo, Inc., DeBartolo Realty Corporation, an Ohio corporation, and DeBartolo Realty Partnership, L.P., a Delaware limited partnership (collectively the "DeBartolo Loan Parties") and each of them, jointly and severally among each other, shall not exceed fifty percent (50%) ("DeBartolo Cap") of the total recourse dollar amount Holder would, but for the DeBartolo Cap and JMB Cap, be entitled to recover from all of the Other Loan Parties including the DeBartolo Loan Parties plus interest on said amount at the Secondary Interest Rate and reasonable out-of-pocket costs of enforcement and reasonable attorneys fees in recovering the same less any amounts realized by Holder from Borrower, all of the Other Loan Parties and the collateral for the Loan (but not from the JMB Loan Parties) in excess of the total nonrecourse dollar amount owed to Holder with no obligation to proceed against any of them. In no event however, should Holder collect more than one hundred percent (100%) of the sums due hereunder. The JMB Cap and DeBartolo Cap shall not cause or create any obligation of Holder to collect all or any portion of the sums due hereunder or to enforce any obligation of Borrower, the JMB Loan Parties or the DeBartolo Loan Parties hereunder or of Borrower under the Loan Documents or to exercise any of Holder's rights or remedies as to the collateral for the Loan. The liability of the JMB Loan Parties, the DeBartolo Loan Parties and Borrower are primary and absolute obligations of each subject to the JMB Cap, in the case of the JMB Loan Parties, and the DeBartolo Cap, in the case of the DeBartolo Loan Parties. After a transfer pursuant to the provisions of Paragraph 4.2.E of the Security Instrument, the JMB Cap and DeBartolo Cap will no longer be applicable to the transferee pursuant to the provisions of Paragraph 4.2.E of the Security Instrument (transfers between JMB and DeBartolo Affiliates). Further, the Borrower and Other Loan Parties may qualify for a release from their recourse obligations under the Loan Documents under certain circumstances and subject to the requirements of Paragraph 4.2.B.(3) of the Security Instrument and the certain transferring Other Loan Parties and/or affiliates of the transferring Other Loan Parties may qualify for a release from their recourse obligations under the Loan Documents under certain circumstances and subject to the requirements of Paragraph 4.2.K of the Security Instrument.

        19.   Incorporation by Reference.  The provisions of (i) Paragraph
9.34 of the Security Instrument governing the standard of conduct of Holder,
(ii) Paragraph 6.1.D of the Security Instrument relating to Default Waivers,
(iii) Paragraph 9.1 of the Security Instrument relating to the term "Debtor" are hereby incorporated herein by reference and shall be applicable to this instrument with "Debtor" therein to mean "Borrower" herein and "Secured Party" therein to mean "Holder" herein.




                         EXECUTION AND NOTARIZATION PAGES FOLLOW

                                     WEST DADE COUNTY ASSOCIATES, a Florida
                                     general partnership

                                     By: JMB/Miami International Associates,
                                         an Illinois general partnership as
                                         general partner of West Dade County
                                         Associates

                                         By: JMB Income Properties, Ltd.-
                                             XIII, an Illinois limited
                                             partnership as general partner
                                             of JMB/Miami International
                                             Associates

                                             By: JMB Realty Corporation, a
                                                 Delaware corporation as
                                                 Managing General Partner of
                                                 JMB Income Properties,
                                                 Ltd.-XIII

                                                 By:_______________________
                                                    (signed name)

                                                 __________________________






(printed name)

                                                 Its:_____________________
                                                      (title)

                                                      [CORPORATE SEAL]

                                           By: Urban Shopping Centers, L.P.,
                                               an Illinois limited partnership
                                               as general partner of JMB/Miami
                                               International Associates

                                               By: Urban Shopping Centers,
                                                   Inc., a Maryland
                                                   corporation as general
                                                   partner of Urban Shopping
                                                   Centers, L. P.

                                                   By: ______________________
                                                         (signed name)

                                                   __________________________







                                                   (printed name)

                                                   Its:_____________________

                                                       (title)

                                                        [CORPORATE  SEAL]


                                           By: IDS/JMB Balanced Income Growth,
                                               Ltd., an Illinois limited
                                               partnership as general
                                               partner of JMB/Miami
                                               International Associates

                                               By: Income Growth Managers,
                                                   Inc., an Illinois
                                                   corporation as general
                                                   partner of IDS/JMB Balanced
                                                   Income Growth, Ltd.


                                                   By:________________________
                                                      (signed name)

                                                   ___________________________
                                                        (printed name)

                                                   Its:_______________________
                                                        (title)

                                                        [CORPORATE SEAL]





                                     By: DeBartolo-Miami Associates, an Ohio
                                         general partnership as general
                                         partner of West Dade County
                                         Associates


                                         By:________________________________
                                            Edward J. DeBartolo, general
                                            partner of DeBartolo-Miami
                                            Associates


                                         By: DeBartolo Realty Partnership,
                                             L.P., a Delaware limited
                                             partnership as general partner
                                             of DeBartolo-Miami Associates

                                             By: Coral Square Associates, an
                                                 Ohio general partnership, as

                                                 general partner of
                                                 DeBartolo Realty
                                                 Partnership, L.P.


                                                 By:_________________________
                                                    (Signed name)

                                                    _________________________
                                                    (Printed name)

                                                 Its:________________________
                                                     (Title)


                                            By:   The Edward J. DeBartolo
                                                  Corporation, an Ohio
                                                  corporation, as a general
                                                  partner of DeBartolo Realty
                                                  Partnership, L.P.


                                                 By:________________________
                                                     (Signed name)

                                                    ________________________
                                                     (Printed name)

                                                 Its:_______________________
                                                     (Title)

                                                    [Corporate seal]


                                     By: M-I Mall, Inc., a Florida
                                         corporation as general partner of
                                         West Dade County Associates


                                         By:______________________________
                                             (signed name)

                                            _____________________________
                                             (printed name)

                                          Its:___________________________
                                              (title)


                                              (CORPORATE SEAL]


                                     By: DeBartolo Realty Partnership,
                                         L.P., a Delaware limited
                                         partnership as general partner
                                         of West Dade County Associates

                                         By: Coral Square Associates, an
                                             Ohio general partnership,
                                             as a general partner of
                                             DeBartolo Realty
                                             Partnership, L.P.


                                             By:________________________
                                                (Signed name)

                                                ________________________
                                                (Printed name)

                                            Its:________________________
                                                (Title)

                                         By: The Edward J. DeBartolo
                                             Corporation, an Ohio
                                             corporation, as a general
                                             partner of DeBartolo Realty
                                             Partnership, L.P.


                                             By:________________________
                                                 (Signed name)

                                                ________________________
                                                 (Printed name)

                                             Its:_______________________
                                                 (Title)


                                                         [Corporate seal]

STATE OF _________________________ )
                                   ) s.s.
COUNTY OF ________________________ )


        BEFORE ME, a Notary Public in and for said County and State on the date below, personally appeared ____________________ the _______________________ of JMB Realty Corporation, a Delaware corporation, as general partner and on behalf of JMB Income Properties, Ltd.-XIII, an Illinois limited partnership acting as general partner and on behalf of JMB/Miami International Associates, an Illinois general partnership acting as general partner of and on behalf of West Dade County Associates, a Florida general partnership and acknowledged that he/she/they executed the foregoing instrument on behalf of JMB Realty Corporation, acting as general partner and on behalf of JMB Income Properties, Ltd.-XIII acting as general partner and on behalf of JMB/Miami International Associates, an Illinois general partnership acting as general partner of and on behalf of West Dade County Associates, a Florida general partnership.

        Said person or persons did not take an oath and are personally known to me or have produced one of the following items of identification which is current or has been issued within the past five (5) years and bears a serial or other identifying number: a driver's license issued by a State of the United States.

        IN WITNESS WHEREOF, I have affixed my notarial seal this ____ day of ____________, 1993.





                      _____________________________




                      Signature of Notary Public





                      _____________________________




                      Printed Name of Notary Public






                      My Commission expires:





                      ____________________________





                            [Notary Seal]

STATE OF _________________________ )
                                   )  s.s.
COUNTY OF ________________________ )


        BEFORE ME, a Notary Public in and for said County and State on the date below, personally appeared ____________________ the _______________________ of Urban Shopping Centers, Inc., a Maryland corporation, as general partner and on behalf of Urban Shopping Centers, L.P., an Illinois limited partnership acting as general partner and on behalf of JMB/Miami International Associates, an Illinois general partnership acting as general partner of and on behalf of West Dade County Associates, a Florida general partnership and acknowledged that he/she/they executed the foregoing instrument on behalf of Urban Shopping Centers, Inc. acting as general partner and on behalf of Urban Shopping Centers, L.P., acting as general partner and on behalf of JMB/Miami International Associates acting as general partner and on behalf of West Dade County Associates.

        Said person or persons did not take an oath and are personally known to me or have produced one of the following items of identification which is current or has been issued within the past five (5) years and bears a serial or other identifying number: a driver's license issued by a State of the United States.

        IN WITNESS WHEREOF, I have affixed my notarial seal this ____ day of ____________, 1993.





                      _____________________________




                      Signature of Notary Public





                      _____________________________




                      Printed Name of Notary Public






                      My Commission expires:





                      ____________________________





                            [Notary Seal]

STATE OF _________________________ )
                                   ) s.s.
COUNTY OF ________________________ )


        BEFORE ME, a Notary Public in and for said County and State on the date below, personally appeared ____________________ the _______________________ of Income Growth Managers, Inc., an Illinois corporation, as general partner and on behalf of IDS/JMB Balanced Growth, Ltd., an Illinois limited partnership acting as general partner and on behalf of JMB/Miami International Associates, an Illinois general partnership acting as general partner of and on behalf of West Dade County Associates, a Florida general partnership and acknowledged that he/she/they executed the foregoing instrument on behalf of Income Growth Managers, Inc. acting as general partner and on behalf of IDS/JMB Balanced Growth, Ltd. acting as general partner and on behalf of JMB/Miami International Associates acting as general partner and on behalf of West Dade County Associates.

        Said person or persons did not take an oath and are personally known to me or have produced one of the following items of identification which is current or has been issued within the past five (5) years and bears a serial or other identifying number: a driver's license issued by a State of the United States.

        IN WITNESS WHEREOF, I have affixed my notarial seal this ____ day of ____________, 1993.





                      _____________________________




                      Signature of Notary Public





                      _____________________________




                      Printed Name of Notary Public






                      My Commission expires:





                      ____________________________





                            [Notary Seal]

STATE OF _________________________ )
                                   ) s.s.
COUNTY OF ________________________ )


        BEFORE ME, a Notary Public in and for said County and State on the date below, personally appeared EDWARD J. DeBARTOLO as general partner and on behalf of DeBartolo-Miami Associates, an Ohio general partnership acting as general partner and on behalf of West Dade County Associates, a Florida general partnership and acknowledged that he executed the foregoing instrument as general partner and on behalf of DeBartolo-Miami Associates as general partner and on behalf of West Dade County Associates.

        Said person or persons did not take an oath and are personally known to me or have produced one of the following items of identification which is current or has been issued within the past five (5) years and bears a serial or other identifying number: a driver's license issued by a State of the United States.

        IN WITNESS WHEREOF, I have affixed my notarial seal this ____ day of ____________, 1993.





                      _____________________________




                      Signature of Notary Public





                      _____________________________




                      Printed Name of Notary Public






                      My Commission expires:





                      ____________________________





                            [Notary Seal]

STATE OF _________________________ )
                                   ) s.s.
COUNTY OF ________________________ )


        BEFORE ME, a Notary Public in and for said County and State on the date below, personally appeared ____________________ as general partner of Coral Square Associates, an Ohio general partnership acting as a general partner and on behalf of DeBartolo Realty Partnership L.P., a Delaware limited partnership, as general partner and on behalf of DeBartolo-Miami Associates, an Ohio general partnership acting as general partner and on behalf of West Dade County Associates, a Florida general partnership and acknowledged that he executed the foregoing instrument on behalf of Coral Square Associates acting as general partner and on behalf of DeBartolo Realty Partnership, L.P. acting as general partner and on behalf of DeBartolo-Miami Associates acting as general partner and on behalf of West Dade County Associates. Said person or persons did not take an oath and are personally known to me or have produced one of the following items of identification which is current or has been issued within the past five (5) years and bears a serial or other identifying number: a driver's license issued by a State of the United States.

        IN WITNESS WHEREOF, I have affixed my notarial seal this ____ day of ____________, 1993.





                      _____________________________




                      Signature of Notary Public





                      _____________________________




                      Printed Name of Notary Public






                      My Commission expires:





                      ____________________________





                            [Notary Seal]

STATE OF _________________________ )
                                   ) s.s.
COUNTY OF ________________________ )


        BEFORE ME, a Notary Public in and for said County and State on the date below, personally appeared ____________________ the _______________ of
The Edward J. DeBartolo Corporation, an Ohio corporation acting as a general partner and on behalf of DeBartolo Realty Partnership L.P., a Delaware limited partnership, as general partner and on behalf of DeBartolo-Miami Associates, an Ohio general partnership acting as general partner and on behalf of West Dade County Associates, a Florida general partnership and acknowledged that he executed the foregoing instrument on behalf of The Edward J. DeBartolo Corporation acting as general partner and on behalf of DeBartolo Realty Partnership, L.P. acting as general partner and on behalf of DeBartolo-Miami Associates acting as general partner and on behalf of West Dade County Associates. Said person or persons did not take an oath and are personally known to me or have produced one of the following items of identification which is current or has been issued within the past five (5) years and bears a serial or other identifying number: a driver's license issued by a State of the United States.

        IN WITNESS WHEREOF, I have affixed my notarial seal this ____ day of ____________, 1993.





                      _____________________________




                      Signature of Notary Public





                      _____________________________




                      Printed Name of Notary Public






                      My Commission expires:





                      ____________________________





                            [Notary Seal]

STATE OF _________________________ )
                                   ) s.s.
COUNTY OF ________________________ )


        BEFORE ME, a Notary Public in and for said County and State on the date below, personally appeared ____________________ the _______________ of
M-I Mall, Inc., a Florida corporation, acting as general partner of and on behalf of West Dade County Associates, a Florida general partnership and acknowledged that he/she/they executed the foregoing instrument as general partner and on behalf of M-I Mall, Inc. acting as general partner and on behalf of West Dade County Associates. Said person or persons did not take an oath and are personally known to me or have produced one of the following items of identification which is current or has been issued within the past five (5) years and bears a serial or other identifying number: a driver's license issued by a State of the United States.

        IN WITNESS WHEREOF, I have affixed my notarial seal this ____ day of ____________, 1993.





                      _____________________________




                      Signature of Notary Public





                      _____________________________




                      Printed Name of Notary Public






                      My Commission expires:





                      ____________________________





                            [Notary Seal]

STATE OF _________________________ )
                                   ) s.s.
COUNTY OF ________________________ )


        BEFORE ME, a Notary Public in and for said County and State on the date below, personally appeared ____________________, a general partner of Coral Square Associates, an Ohio general partnership, acting as general partner of and on behalf of DeBartolo Realty Partnership, L.P., a Delaware limited partnership acting as general partner and on behalf of West Dade County Associates, a Florida general partnership, and acknowledged that he executed the foregoing instrument on behalf of Coral Square Associates, acting as general partner of and on behalf of DeBartolo Realty Partnership, L.P., acting as general partner and on behalf of West Dade County Associates.

        Said person or persons did not take an oath and are personally known to me or have produced one of the following items of identification which is current or has been issued within the past five (5) years and bears a serial or other identifying number: a driver's license issued by a State of the United States.


        IN WITNESS WHEREOF, I have affixed my notarial seal this ____ day of ____________, 1993.





                      _____________________________




                      Signature of Notary Public





                      _____________________________




                      Printed Name of Notary Public






                      My Commission expires:





                      ____________________________





                            [Notary Seal]

STATE OF _________________________ )
                                   ) s.s.
COUNTY OF ________________________ )


        BEFORE ME, a Notary Public in and for said County and State on the date below, personally appeared ____________________, the _____________ of The Edward J. DeBartolo Corporation, an Ohio corporation, acting as general partner of and on behalf of DeBartolo Realty Partnership, L.P., a Delaware limited partnership acting as general partner and on behalf of West Dade County Associates, a Florida general partnership, and acknowledged that he executed the foregoing instrument on behalf of The Edward J. DeBartolo Corporation, acting as general partner of and on behalf of DeBartolo Realty Partnership, L.P., acting as general partner and on behalf of West Dade County Associates.

        Said person or persons did not take an oath and are personally known to me or have produced one of the following items of identification which is current or has been issued within the past five (5) years and bears a serial or other identifying number: a driver's license issued by a State of the United States.

        IN WITNESS WHEREOF, I have affixed my notarial seal this ____ day of ____________, 1993.





                      _____________________________




                      Signature of Notary Public





                      _____________________________




                      Printed Name of Notary Public






                      My Commission expires:





                      ____________________________





                            [Notary Seal]

No Florida Documentary Stamps
are due hereon as such
stamps have been affixed to the
Modification, Renewal and
Restatement of Mortgage and
Security Agreement securing
this Note and said stamps have
been duly cancelled with the
balance of such stamps being placed
on the documents modified by said
instrument as recited thereon, which
recitation is incorporated herein
by this reference thereto.